                                                                   EXHIBIT 10.25



                                PROMISSORY NOTE


Date:            May 16, 1998

Amount:          $15,000,000.00                                              New

Bank:                                    Borrower:

NationsBank, N.A:                        Tandy Brands Accessories, Inc.
                                         690 East Lamar Blvd., Suite 200
Banking Center:                          Arlington, Texas 76011
Fort Worth
500 West Seventh Street
Fort Worth, Texas 76102-4700

Tarrant County                           Tarrant County

FOR VALUE RECEIVED, the undersigned Borrower unconditionally promises to pay to the order of NationsBank, N.A., its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Bank, the principal amount of fifteen million dollars ($15,000,000.00), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

1.       RATE.

         See "Exhibit A, Interest Rate Option Provisions", attached hereto and made a part hereof by reference.

         Notwithstanding any provision of this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by applicable law. Borrower agrees that during the full term hereof, the maximum lawful interest rate for this Note as determined under Texas law shall be the indicated rate ceiling as specified in Section 303 of the Texas Finance Code. Further, to the extent that any other lawful rate ceiling exceeds the rate ceiling so determined then the higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank.

2. ACCRUAL METHOD. Interest at the Rate set forth above will be calculated by the actual/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).

3. RATE CHANGE DATE. Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes. In the event any index is discontinued, Bank shall substitute an index determined by Bank to be comparable, at its sole discretion.

4. PAYMENT SCHEDULE. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Bank shall determine at its option.

         See "Exhibit A Interest Rate Option Provisions", attached hereto and made a part hereof by reference.

5. REVOLVING FEATURE. Borrower may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note, provided, that Borrower is not in default under any provision of this Note, any other documents executed in connection with this Note, or any other note or other loan documents now or hereafter executed in connection with any other obligation of Borrower to Bank, and provided that the borrowings hereunder do not exceed any borrowing base or other limitation on borrowings by Borrower. Bank shall incur no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Bank records of the amounts borrowed from time to time shall be conclusive proof thereof.

6. WAIVERS, CONSENTS AND COVENANTS. Borrower, any indorser or guarantor hereof, or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Bank (the "Loan Documents"); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Bank of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Bank, or any indulgence shown by Bank (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any endorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any endorsement or guaranty hereof and/or the enforcement or defense of Bank's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

7. PREPAYMENTS. Prepayments may be made in whole or in part at any time on any loan for which the Rate is based on the Prime Rate. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Bank shall determine in its sole discretion. No prepayment of any other loan shall be permitted without the prior written consent of Bank. Notwithstanding such prohibition, if there is a prepayment of any such loan, whether by consent of Bank, or because of acceleration or otherwise, Borrower shall, within 15 days of any request by Bank, pay to Bank any loss or expense which Bank may incur or sustain as a result of such prepayment. For the purposes of calculating the amounts owed only, it shall be assumed that Bank actually funded or committed to fund the loan through the purchase of an underlying deposit in an amount and for a term comparable to the loan, and such determination by Bank shall be conclusive, absent a manifest error in computation.

8. EVENTS OF DEFAULT. The following are events of default hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Bank, or to any affiliate or subsidiary of NationsBank Corporation, whether under this Note or any Loan Documents, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other obligation, liability or indebtedness of any Obligor to Texas Commerce Bank, N.A.; (c) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity in which the Obligor is not the surviving entity; (d) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor; (e) the determination by Bank that any material representation or warranty made to Bank by any Obligor in any Loan Documents or otherwise is or was, when it was made, untrue or materially misleading; and (f) the failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Bank shall reasonably request from time to time.

9. REMEDIES UPON DEFAULT. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Bank (however acquired or evidenced) shall, at the option of Bank, become immediately due and payable and any obligation of Bank to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Bank's discretion up to the maximum rate allowed by law, or if none, 25% per annum (the "Default Rate"). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Bank is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor, (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

10. NON-WAIVER. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Obligors to Bank in any other respect at any other time.

11. APPLICABLE LAW, VENUE AND JURISDICTION. Borrower agrees that this Note shall be deemed to have been made in the State of Texas at Bank's address indicated at the beginning of this Note and shall be governed by, and construed in accordance with, the laws of the State of Texas, and is performable in the City and County of Texas indicated at the beginning of this Note. In any litigation in connection with or to enforce this Note or any endorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Texas or the United States courts located within the State of Texas. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

12. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

13. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Bank and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Bank.

14. CONTROLLING DOCUMENT. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

15. GOVERNING LAW. THE LOAN DOCUMENTS ARE PERFORMABLE IN TARRANT COUNTY, TEXAS, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA. SECTION 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THE LOANS EVIDENCED BY THIS NOTE. WITHOUT EXCLUDING ANY OTHER JURISDICTION, BORROWER AGREES THAT THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS, DALLAS COUNTY, TEXAS, AND THE FEDERAL COURTS SITTING IN DALLAS, DALLAS COUNTY, TEXAS, WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH.

Borrower represents to Bank that the proceeds of this loan are to be used primarily for business, commercial or agricultural purposes. Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Borrower:

Tandy Brands Accessories, Inc.,
a Delaware corporation

By:      /s/ STAN NINEMIRE
   --------------------------------
   Stan Ninemire, Chief
    Financial Officer

(Corporate Seal)

Bank:

NationsBank N.A. (successor in interest by merger to NationsBank of Texas, N.A.)

By:
   --------------------------------
   Vincent A. Liberio, Senior Vice
             President

                                   EXHIBIT A

                        INTEREST RATE OPTION PROVISIONS

         This Exhibit A is attached to and forms a part of that certain promissory note (the "Note"), dated May 16, 1998 executed by Tandy Brands Accessories, Inc., a Delaware corporation ("Borrower"), and made payable to the order of NationsBank, N.A. ("Bank").

1. Borrower's Rates. On the terms and subject to the conditions set forth below, Borrower will be able to select, from one of the following Rate Options, an interest rate which will be applicable to a particular dollar increment of amounts outstanding, or to be disbursed, under the Note: [check the available options]

                 [o]      The Prime Rate plus 0.00 (the "Prime Rate Option");

                 [ ] The Treasury Securities Rate plus _______ (the "Treasury Securities Rate Option"); or

                 [o]      The LIBOR Funding Rate, plus .75 (the "LIBOR Rate
                          Option");

                 [ ] The Eurodollar Rate, plus _______ (the "Eurodollar Rate Option");

                 [ ]      The CD Rate, plus ______ (the "CD Rate Option"); or

                 [o]      The Quoted Rate, plus .75 (the "Quoted Rate Option");

                 [ ] The Transaction Rate of _______ (the "Transaction Rate Option").

Interest based on the Prime Rate Option is a floating rate and will change on and as of the date of a change in the Prime Rate. The period of time during which the Prime Rate shall be applicable shall be a Prime Rate Interest Period. Interest based on the Treasury Securities Rate Option will be fixed for periods of __________ year(s) (each a "Treasury Securities Interest Period"). Interest based on the LIBOR Rate Option will be fixed for periods of One, Two, Three or Six Months (each a "LIBOR Interest Period"). Interest based on the Eurodollar Rate Option will be fixed for periods of __________ (each a "Eurodollar Interest Period"). Interest based on the CD Rate Option will be fixed for periods of __________ (each a "CD Interest Period"). Interest based on the Quoted Rate Option will be fixed for periods of __________ (each a "Quoted Interest Period"). Interest based on the Transaction Rate Option will be fixed for periods of __________ (each a "Transaction Interest Period"). The Treasury Securities Rate, the LIBOR Rate, the Eurodollar Rate, the CD Rate, the Quoted Rate, and the Transaction Rate each being hereafter from time to time referred to as a "Fixed Rate Option").

2.               Selection of Applicable Interest Rate.

                 (a) Request. Borrower may request (a "Rate Request") that a $100,000.00 increment or any amount in excess thereof (an "Increment") of the outstanding principal of, or amounts to be disbursed under, the Note bear interest at the Prime Rate Option, Treasury Securities Rate Option, the LIBOR Rate Option, the Eurodollar Rate Option, the CD Rate Option, the Quoted Rate Option or the Transaction Rate

         Option, as applicable, by telephonic notice no later than 10:00 a.m. (Central time) a sufficient (in Bank's sole discretion) number of Business Days prior to the effective date of the Rate Request to permit Bank to quote the rate requested.

                 (b) Applicable Interest Rates. Borrower's Rate Request will become effective, and interest on the Increment designated will be calculated at the rate (the "Effective Rate") requested by Borrower for the applicable Interest Period, subject to the following:

                          (i) Notwithstanding any Rate Request, interest shall be calculated on the basis of the Prime Rate Option if
                 (a) Bank, in good faith, is unable to ascertain the requested Fixed Rate Option by reason of circumstances then affecting the applicable money market or otherwise, (b) it becomes unlawful or impracticable for the Bank to maintain loans based upon the requested Fixed Rate Option, or (c) Bank, in good faith, determines that it is impracticable to maintain loans based on the requested Fixed Rate Option because of increased taxes, regulatory costs, reserve requirements, expenses or any other costs or charges that affect such Interest Rate Options. Upon the occurrence of any of the above events, any Increment to which a requested Fixed Rate Option applies, shall be immediately (or at the option of Bank, at the end of the current Fixed Rate Interest Period), without further action of Borrower or Bank, converted to an Increment to which the Prime Rate Option applies.

                          (ii) Borrower may have no more than a total of 10 Effective Rates applicable to amounts outstanding under the Note at any given time.

                          (iii) A Rate Request shall be effective as to amounts to be disbursed under the Note only if, on the effective date of the Rate Requests, such amounts are in fact disbursed to or for the account of the Borrower in accordance with the provisions of the Note and any related loan documents.

                          (iv) Any amounts of outstanding principal for which a Rate Request has not been made, or is otherwise not effective, shall bear interest until paid in full at the Prime Rate Option.

                          (v) Any amounts of outstanding principal bearing interest based upon a Fixed Rate Option shall bear interest at such rate until the end of the Interest Period therefor, and thereafter shall bear interest based upon the Prime Rate Option unless a new Rate Request for a Fixed Rate Option complying with the terms hereof has been made and has become effective.

                          (vi) If Borrower shall be in default under the Note ("Default"), then Bank shall no longer be obligated to honor any Rate Requests.

                          (vii) No Fixed Rate Interest Period shall extend beyond the maturity date of the Note.

                 (c) Repayment. Principal shall be payable on May 14, 1999 and interest shall be payable as follows: [check all that apply]

                          [o]      For any Interest Period during which the
                 Prime Rate is applicable to any of the outstanding principal, interest thereon shall be payable quarterly and continuing on the same day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all accrued and unpaid interest on the last day of such Interest Period.

                          [ ]      For any Interest Period during which the
                 Quoted Rate is applicable to any of the outstanding principal, interest thereon shall be payable _____________ and continuing on the ___________ day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all accrued and unpaid interest on the last day of such Interest Period.

                          [ ]      For any Interest Period during which the
                 Transaction Rate is applicable to any of the outstanding principal, interest thereon shall be payable _____________ and continuing on the ____________ day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all accrued and unpaid interest on the last day of such Interest Period.

                          [o]      For any Interest Period during which the
                 LIBOR Funding Rate is applicable to any of the outstanding principal, all accrued and unpaid interest thereon shall be payable on the last day of each applicable Interest Period and, in the case of an Interest Period greater than three months, at three month intervals after the first day of such Interest Period.

                          [ ]      For any Interest Period during which the
                 Eurodollar Rate is applicable to any of the outstanding principal, all accrued and unpaid interest thereon shall be payable on the last day of each applicable Interest Period and, in the case of an Interest Period greater than three months, at three month intervals after the first day of such Interest Period.

                          [ ]      For any Interest Period during which the CD
                 Rate is applicable to any of the outstanding principal, all accrued and unpaid interest thereon shall be payable on the last day of each applicable Interest Period and, in the case of an Interest Period greater than 90 days, at 90 day intervals after the first day of such Interest Period.

                          [ ]      For any Interest Period during which the
                 Treasuries Securities Rate is applicable to any outstanding principal, interest thereon shall be payable ____________ and continuing on the _____________ day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all accrued and unpaid interest on the last day of such Interest Period.

3. Defined Terms. The following terms as used in this Exhibit A shall have the following meanings:

                 "Business Day" shall mean a day on which Bank is open for business and dealing in deposits in Fort Worth, Texas.

                 "Treasury Securities Rate" shall mean the rate of interest per annum determined by Bank, in accordance with its customary general practice from time to time, to be the weekly average yield on all United States Treasury Securities adjusted to a constant maturity for a term comparable to such Interest Period, as most recently reported by the Federal Reserve System in the weekly Federal Reserve Statistical Release No. H-15(519), entitled "Selected Interest Rates" (or any succeeding publication) (the "Treasury Securities Rate") adjusted from time to time in Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.

                 "CD Rate" shall mean the rate of interest per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) determined by Bank, in accordance with its customary general practice from time to time, paid from time to time by major banks on negotiable certificates of deposit (secondary market) in amounts of $100,000.00 or more for a term comparable to such Interest Period, as most recently reported by the Federal Reserve System in the weekly Federal Reserve Statistical Release No. H-15(5191) entitled, "Selected Interest Rates" (or any succeeding publication) (the "CD Rate") adjusted from time to time in Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.

                 "LIBOR Funding Rate" shall mean the rate of interest set by Bank as the LIBOR Funding Rate as of and at any time during the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period, as adjusted from time to time in Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.

                 "Eurodollar Rate" shall mean the rate of interest set by Bank as the Eurodollar Rate, as of and at any time during the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period, as adjusted from time to time in Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.

                 "Prime Rate" is the fluctuating rate of interest established by Bank from time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by Bank as an index and may or may not at any time be the best or lowest rate charged by Bank on any loan.

                 "Quoted Rate" shall, mean a fixed rate of interest per annum agreed upon by the Bank and Borrower on or prior to the first day of the Interest Period for which such rate shall be in effect.

                 "Transaction Rate" shall mean the fixed rate of _________% per annum.

4. Notices; Authority to Act. Borrower acknowledges and agrees that the agreement of Bank herein to receive certain notices by telephone is solely for the convenience of Borrower. Bank shall be entitled to rely on the authority of the person purporting to be a person authorized by Borrower to give notice, and Bank shall have no liability to Borrower on account of any action taken by Bank in reliance upon such telephonic notice. The obligation of Borrower to repay all sums owing under the Note shall not be affected in any way or to any extent by any failure by Bank to receive written confirmation of any telephonic notice or the receipt by Bank of a confirmation which is at variance with the terms understood by Bank to be contained in telephonic notice.

         IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A to Note as of the 16th day of May, 1998.

                                  BORROWER:

                                  TANDY BRANDS ACCESSORIES, INC.

                                  By:     /s/ STAN NINEMIRE
                                      --------------------------------------
                                      Stan Ninemire, Chief Financial Officer


                                  BANK:

                                  NATIONSBANK TEXAS, N.A.

                                  By:
                                      --------------------------------------
                                      Vincent A. Liberio, Senior Vice
                                      President

Note: LIBOR and Eurodollar should be quoted in terms of months (i.e., one, two, three or six months) and not days (i.e., 30, 60, 90 or 180 days). There is no automatic way to accrue interest on Quoted Rate or Transaction Rate; calculations must be done manually.

                                   AMENDMENT
                                       TO
                                PROMISSORY NOTE

         This Amendment To Promissory Note (this "Amendment") is made by and between Tandy Brands Accessories, Inc., a Delaware corporation ("Borrower"), and NationsBank, N.A. ("Bank").

         WHEREAS, Borrower executed that one certain promissory note dated May 16, 1998 in the amount of $15,000,000 payable to the order of Bank ("Note"); and

         WHEREAS, the parties desire to correct the maturity date of the Note.

         NOW THEREFORE, for good and valuable consideration, it is agreed as follows:

                                       1.

         The first sentence of section 2(c) of Exhibit A of the Note is amended to read as follows:

                          (c) Repayment. Principal shall be payable on May 14, 2000 and interest shall be payable as follows: [check all that apply]

                                       2.

         Except as amended above, the terms of the Note are ratified and confirmed and shall remain in full force and effect.

                                       3.

         This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

                                       4.

         THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Executed to be effective as of May 16, 1998.

                                 BORROWER:

                                 TANDY BRANDS ACCESSORIES, INC.,
                                         a Delaware corporation

                                 By: /s/ STAN NINEMIRE
                                     -----------------------------------------
                                     Stan Ninemire, Chief Financial Officer

(Corporate Seal)

                                 BANK:

                                 NATIONSBANK, N.A. (successor in interest by
                                         merger to NationsBank of Texas, N.A.)


                                 By: /s/ JAMES NEILL
                                     -----------------------------------------
                                     James Neill, Senior Vice President